                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Partners
Two Park Company:


     We consent to incorporation by reference in this Amendment No. 1 to the Registration Statement (File No. 333-40787) of Vornado Realty Trust and Vornado Realty L.P. on Form S-3 of our report dated March 14, 1997, with respect to the balance sheets of Two Park Company, a New York general partnership, as of December 31, 1996 and 1995, and the related statements of operations, changes in partners' capital and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K of Vornado Realty Trust dated March 12, 1997, as amended by Form 8-K/A dated March 12, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG PEAT MARWICK LLP

Boston, Massachusetts

January 9, 1998

                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Americold Corporation:


     We consent to incorporation by reference to this Amendment No. 1 to the Registration Statement (File No. 333-40787) of Vornado Realty Trust and Vornado Realty L.P. on Form S-3, of our report dated May 2, 1997, with respect to the consolidated balance sheets of Americold Corporation as of the last day of February 1996 and 1997, and the related consolidated statements of operations, common stockholders' deficit and cash flows for each of the years in the three-year period ended the last day of February 1997, which report appears in the Form 8-K of Vornado Realty Trust dated September 22, 1997, and in the Form 8-K of Vornado Realty L.P. dated September 22, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


KPMG PEAT MARWICK LLP

Portland, Oregon

January 9, 1998